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                                                                   EXHIBIT 10.18
                                                                   -------------

                         Employment-At-Will Agreement

        This agreement (the "Agreement") is effective as of October 26, 1999 by and between Verisity Design, Inc., a California corporation (the "Company") and
                                                                  -------
Michael McNamara, an individual ("Employee").
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                              W I T N E S S E T H
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        WHEREAS, the Company and Employee are parties to that certain Agreement and Plan of Merger dated October __, 1999, along with Verisity Ltd., the Company's sole shareholder, SureFire Verification, Inc. ("SureFire"), of which Employee was a founding member, and certain other shareholders of SureFire (the "Merger Agreement"), whereby the Company and Employee agreed that it would be in the best interests of both the Company and SureFire to merge their businesses;

        WHEREAS, Employee's knowledge and experience is critical to the success of SureFire's business even as it is merged with and into the Company's;

        WHEREAS, a material inducement to the Company entering the Merger Agreement is Employee's acceptance of employment with the Company;

        WHEREAS, the Company wishes to employ Employee in the position, and upon the terms, set forth herein; and

        WHEREAS, Employee wishes to accept employment in such position.

        NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

  1.  Employment.  The Company hereby employs Employee and Employee hereby
      ----------
accepts employment at the Company's Mountain View, California office or such other location as may be reasonably determined by the Company; provided however that Employee acknowledges that this employment offer is contingent upon and subject to the successful closing and effectiveness of the Merger.

  2.  Position and Duties; Employment "At-Will".  Employee will be employed by
      -----------------------------------------
the Company as Senior Vice President of Technology. As such,

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Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a Senior Vice President, as well as those which may from time to time be reasonably assigned to him by the Chief Executive Officer, Chief Operating Officer or President of the Company and he will report directly to the Chief Executive Officer, Chief Operating Officer or President of the Company. Such employment will continue on an "at-will" basis until terminated as provided in Section 15 below. Employee will devote all of his time, attention, energies and skill to the business of the Company during the term of this Agreement.

  3.  Compensation, Bonus and Benefits.  The Company will pay to Employee and
      --------------------------------
Employee accepts as full compensation for all of his services to be rendered to the Company an initial annual salary of $160,000, payable semi-monthly, and such benefits as may be offered by the Company to its full-time employees. Employee will be eligible for an annual performance-related bonus of 25% of his annual salary for 2000, to be first paid in January 2001. The amount of the bonus will depend upon Employee's personal contributions and is contingent on the overall success of the Company, and will be determined by senior management of Verisity, Ltd. No severance payments or other compensation will be provided except that which is explicitly provided in the Agreement.

  4.  Expenses.  With prior written approval, the Company agrees to reimburse
      --------
Employee from time to time for all reasonable business expenses incurred by Employee in performing his duties for the Company under this Agreement in accordance with the Company's policies, provided that Employee presents to the Company adequate records and other documented evidence required by the Company for reimbursement of such expenses incurred on its behalf.

  5.  Noncompetition. During the term of Employee's employment, Employee will
      --------------
not, except as mutually agreed to between the Employee and the Company as evidenced in writing, directly or indirectly, as an employee, employer, consultant, advisor, agent, principal, partner, officer, director or in any other individual or representative capacity, engage or participate in any business or activity that is competitive in any manner whatsoever with the activities and business of the Company; nor will Employee, during the term of Employee's employment induce or attempt to induce any employee of the Company to leave such employ for the purpose of joining any organization in competition with the Company. Nothing in this Section 5 shall modify or limit the provisions set forth in Article XI of the Merger Agreement.

  6.  No Use of Third Party Information.  Employee represents and warrants to
      ---------------------------------
the Company that his performance of his duties as an employee of the Company

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in the capacity agreed to above will not breach any agreement with any former employer, client or other party. Employee further represents to the Company that he will not bring with him to the Company or use in the performance of his duties for the Company any documents or materials of a former employer, client or other party that are not generally available to the public or have not been legally transferred to the Company.

  7.  Creation of Inventions.  Employee understands that the Company is engaged
      ----------------------
in a continuous program of research, development, production and marketing in connection with its business and that, as an essential part of his employment with the Company, Employee may be expected to make new contributions to and create inventions of value for the Company.

  8.  Disclosure of Inventions.  From and after the effective date of this
      ------------------------
Agreement, Employee will promptly disclose in confidence to the Company all inventions, improvements, original works of authorship, formulas, processes, computer programs, databases and trade secrets ("Inventions"), whether or not
                                                 ----------
patentable, copyrightable or protectable as trade secrets, that are made or conceived or first reduced to practice or created by Employee, either alone or jointly with others, during the period of his employment, whether or not in the course of his employment.

  9.  Ownership Of Inventions.  Employee agrees that all Inventions that (a) are
      -----------------------
developed using equipment, supplies, facilities or trade secrets of the Company,
(b) result from work performed by Employee for the Company or (c) relate to the Company's business or current or anticipated research and development, will be the sole and exclusive property of and are hereby assigned to the Company. Employee has been notified and understands that the provisions of this Section 9 do not apply to any invention that qualifies fully under the provisions of
Section 2870 of the California Labor Code, which states as follows:

ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE WILL ASSIGN OR OFFER TO ASSIGN ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER WILL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER:
(1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUALLY OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER, OR (2) RESULT FROM ANY WORK

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PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER. TO THE EXTENT A PROVISION IN AN
EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE SECTION 2870 ""(a), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.


  10. Further Assistance. Employee agrees to assist the Company in every proper
      ------------------
way to obtain for the Company and enforce patents, copyrights and other legal protections for the Company's Inventions in any and all countries. Employee will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights and other legal protections. Employee's obligations under this Section will continue beyond the termination of his employment with the Company, provided that the Company will compensate him at a reasonable rate after such termination for time or expenses actually spent by him at the Company's request on such assistance.

  11. Moral Rights. Employee hereby irrevocably transfers and assigns to the
      ------------
Company any and all "Moral Rights" (as defined below) that he may have in or with respect to any Invention. Employee also hereby forever waives and agrees never to assert any and all Moral Rights he may have in or with respect to any Invention, even after termination of his work on behalf of the Company. "Moral Rights" mean any rights of paternity or integrity, any right to claim authorship of an Invention, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any Invention, whether or not such would be prejudicial to the honor or reputation of the creator, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right".

  12. Proprietary Information. Employee understands that his employment by the
      -----------------------
Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to him by the Company that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company ("Proprietary Information"). Such Proprietary Information includes but is not
  -----------------------
limited to Inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists. Employee acknowledges that for protection of the Company's Proprietary Information and as a condition to employment, Employee is required to execute the Company's standard Proprietary Information and Inventions Agreement.

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  13. Non-Disclosure of Proprietary Information. At all times, both during his
      -----------------------------------------
employment and after its termination, Employee will keep all such Proprietary Information in confidence and trust, and he will not use or disclose any of such Proprietary Information without the written consent of the Company, except as may be necessary to perform his duties as an employee of the Company. Upon termination of his employment with the Company, Employee will promptly deliver to the Company all documents and materials of any nature pertaining to his work with the Company and he will not take with him any documents or materials or copies thereof containing any Proprietary Information.

  14. Notification of Former Employers. Employee hereby authorizes the Company
      --------------------------------
to notify his actual or future employers of the terms of this Agreement and his responsibilities hereunder.

  15. Termination. This Agreement may be terminated by the Company immediately
      -----------
in the event that:

      (a)  (i)   Employee commits any misfeasance in office (including gross negligence or recklessness) or any act of dishonesty or fraud against the Company;

           (ii) Employee commits any unlawful or criminal act involving moral turpitude;


           (iii) Employee willfully breaches this Agreement, unsatisfactorily performs his duties, as determined by the Chief Executive Officer and Board of Directors of the Company, or habitually neglects his duties to the Company duties;


      (b) Employee dies during the term of the employment created hereby or is disabled permanently or otherwise in a manner which prevents Employee from discharging Employee's duties under this Agreement; or

      (c) The Company determines to terminate this Agreement without cause, which it may do at any time upon written notice to Employee, subject to the terms of Section 18 ("Company Termination Due to Change in Control") below.

  16. Resignation. Employee may resign and terminate this Agreement upon 30 days
      -----------
written notice to the Company.

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     17.  Effect of Expiration or Termination.  Upon the expiration or
          -----------------------------------
termination of this Agreement for any reason:

             (a) Each party will be released from all obligations to the other under this Agreement arising after the date of expiration or termination, except that expiration or termination of this Agreement will not relieve Employee of his obligations under Sections 5, 8, 9, 10, 11, 12, 13, 14, 17, 19, 20, 24, 25, 26,
                   27 and 28 following expiration or termination, or relieve Employee or the Company from any liability arising from any breach of this Agreement or the Proprietary Information and Inventions Agreement or the Merger Agreement; and

             (b) Employee will promptly notify the Company of all Proprietary information and Inventions in Employee's possession and, at the expense of Employee and in accordance with the Company's instructions, will promptly deliver to the Company all such Proprietary Information and Inventions, including but not limited to any and all devised, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property or reproductions of any of the aforementioned items.

     18.  Company Termination Due to Change in Control.  In the event that
          --------------------------------------------
Employee's employment with the Company terminates or is materially changed, for any of the reasons set forth in subsections (a) (b) or (c) below, then Employee will be entitled to, and the Company will immediately pay to the Employee, the compensation and benefits set forth in Sections 18.1, 18.2 and 18.3 below. The occurrence of any of the following shall be deemed to be a "Company
                                                            -------
Termination":
-----------

          (a) In the event of the acquisition, directly or indirectly, of more than 50% of the outstanding voting stock of the Company by any person or entity (excluding affiliates of the Company) or any merger, consolidation or sale of all or substantially all of the assets of the Company ("Change in Control"), and
                                                -----------------
                 following which Employee is terminated for any reason other than as set forth in Section 15(a) above within 18 months following such Change in Control; or

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          (b)    In the event of a Change in Control, Employee is demoted
                 without Employee's consent within 18 months following such Change in Control;

          (c) In the event of any series of events over a continuous period of 18 months that results in a Change of Control from the constitution of the equity ownership of the Company from the beginning of such period.

     18.1  Company Wage and Severance Payments.  In the event of a Company
           -----------------------------------
Termination, the Company agrees to pay, on the last day of Employee's employ, Employee's accrued wages, bonuses and vacation time through the date of termination, less required employment tax withholdings. The Company also agrees to pay to Employee as a severance payment the equivalent of one year of Employee's current compensation, payable in a single lump sum, within 5 days of termination.

     18.2. Stock Acceleration. Following a Company Termination, Employee's stock
           ------------------
shall immediately accelerate in full, such that Employee shall become fully vested in any and all stock then held by Employee.

     18.3  Medical Insurance Coverage. The Company agrees that in the event of a
           --------------------------
Company Termination, it will allow Employee to continue to be covered by its employee medical insurance policy, to the extent permitted by the Company's insurance carrier, for 12 months following termination at the Company's expense. Employee acknowledges and understands that he may have under applicable federal law, and at his sole cost legal rights to continue such medical insurance coverage for a period of time following termination of his employment but acknowledges and agrees that the Company is not liable or responsible for the cost of any such continued coverage except as provided above.

     18.4  SureFire Merger with and Into the Company. Notwithstanding anything
           -----------------------------------------
in this Section 18 to the contrary, Employee hereby acknowledges and agrees that the Merger and related transactions contemplated by the Merger Agreement will not be a Change of Control for the purpose of constituting a Company Termination, both as defined in Section 18, that would obligate the Company to pay the compensation and benefits set forth in Sections 18.1, 18.2 and 18.3 above; except that if, within 18 months after the Merger, Employee is demoted, without Employee's consent and for reasons other than those which would constitute grounds for termination as set forth in Section 15 above, Employee will be eligible for such payments.

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     19.  Limitation of Liability.  IN NO EVENT WILL THE COMPANY BE LIABLE FOR
          -----------------------
ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE COMPANY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

     20.  Solicitation of Employment.  Because of the trade secret subject
          --------------------------
matter of the Company's business, Employee agrees that he will not solicit the services of any of the Company's employees for Employee or any other person at any time for a period of two years after the termination or expiration of this Agreement.

     21.  Nonassignability. The rights and duties of the parties hereunder are
          ----------------
not assignable by either party; provided, however, that this Agreement and all rights and obligations hereunder may be assigned by the Company and assumed by any financially responsible corporation or other entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, corporation reorganization or by acquisition of all or substantially all of the assets or stock of the Company.

     22.  Notices. Any notice required or provided to be given under this
          -------
Agreement will be sufficient if in writing, sent by facsimile or by first class mail, to Employee's residence in the case of notice to Employee or to its principal office in the case of the Company. Any such notice will be effective upon delivery if it is hand delivered; upon receipt if it is transmitted by wire or telegram or upon the expiration of 48 hours after deposit in the United States mail if mailed.

     23.  Waiver of Breach. The waiver by either party of a breach of any
          ----------------
provision of this Agreement by the other party will not operate or be construed as a waiver of any subsequent breach by such other party.

     24.  Equitable Remedies. Because the services provided under this Agreement
          ------------------
are personal and unique and because Employee will have access to Proprietary Information and Inventions of the Company, the Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

     25.  Arbitration.  Except as provided in Section 24 above, any dispute or
          -----------
controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, will be settled by arbitration by 3 arbitrators to be held in Santa Clara County, California, in accordance with the rules of the American Arbitration Association then in effect. The arbitrator may

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grant injunctions or other relief in such dispute or controversy. The decision of the arbitrators will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court located in Santa Clara County having jurisdiction. The parties will each pay one-half of the costs and expenses of such arbitration, and each of the parties will separately pay its counsel fees and expenses.

     26.  Governing Law.  This Agreement will be interpreted and enforced in
          -------------
accordance with the laws of the State of California (not including that body of law dealing with choice of law), and any action brought to enforce a decision in arbitration as described in Section 25 above, or to enforce this Agreement as described in Section 24 above, will have its venue in the County of Santa Clara, State of California.

     27.  Entire Agreement.  This Agreement contains the entire agreement of the
          ----------------
parties respecting the subject matter hereof. This Agreement may not be changed orally but only by an agreement in writing executed by both parties. Notwithstanding the preceding, nothing in this Agreement shall modify or limit any provision of the Merger Agreement.

     28.  Partial Invalidity.  If any provision of this Agreement is held by a
          ------------------
court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

     29.  Understanding of Agreement; Use of Counsel.  Employee represents and
          ------------------------------------------
warrants to the Company, and the Company is relying on this representation in entering into this Agreement, that (a) Employee has read and he understands this Agreement, (b) this Agreement is not ambiguous or unclear on any points, (c) Employee has been advised that he should consult with his own legal counsel, and
(d) Employee has had the opportunity to and he has negotiated the terms of this Agreement with the Company.


          IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

VERISITY DESIGN, INC.                          EMPLOYEE



By:/s/ Moshe Gavrielov                         By:/s/ Michael McNamara
   ----------------------------                   ----------------------------
Name: Moshe Gavrielov                          Name: Michael McNamara
Title: CEO

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